EXHIBIT 99.1

                   [MEADE LOGO] MEADE INSTRUMENTS CORPORATION
             6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
           (949) 451-1450  o  FAX: (949) 451-1460  o  WWW.MEADE.COM



Brent W. Christensen, CFO                        Philip Bourdillon/Eugene Heller
Meade Instruments Corp.                              Silverman Heller Associates
(949) 451-1450                                                    (310) 208-2550

                         MEADE INSTRUMENTS CORP. REPORTS
                        FIRST QUARTER FISCAL 2005 RESULTS


IRVINE, CALIF. - JUNE 17, 2004 - MEADE INSTRUMENTS CORP. (NASDAQ NM: MEAD) today reported results for the first quarter of its fiscal year 2005, ended May 31, 2004. The Company's fiscal year 2005 ends on February 28, 2005.

Net sales for the three months ended May 31, 2004 were $19.6 million versus $24.5 million in the comparable period a year ago. Excluding non-cash charges for the Company's ESOP, net loss for the three months ended May 31, 2004 was $1.1 million, or ($0.06) per share, compared to ESOP-adjusted net loss of $0.6 million, or ($0.03) per share, for the comparable period a year ago.

Including ESOP charges, first-quarter 2005 net loss was $1.2 million, or ($0.06) per share, compared to a net loss of $0.7 million, or ($0.04) per share, in the comparable period a year ago.

Steve Murdock, president and CEO of Meade, said the first quarter results were somewhat lower than the Company's expectations. "After last year's strong fourth quarter, sales were a bit soft in our first quarter, across many of our product lines," said Murdock. "We also sold significant amounts of discontinued and close-out Simmons inventory in last year's first quarter. Those sales were not repeated in the current year's quarter," added Murdock. The Company also attributed a portion of the decrease in sales to timing of orders from some major customers. The Company expects those orders to be reflected in fiscal 2005 second-quarter sales.

"Although we are seeing some improvement in order volume over that of the first quarter and expect more stable demand as the year progresses, we continue to have limited top-line visibility for the year," continued Murdock. The Company reiterated that at this point fiscal 2005 revenue growth is expected to be as much as 5% and net income, excluding ESOP charges, is expected to be in the range of $0.15 to $0.22 per diluted share.

Gross margin for the quarter improved to 24.0% from 23.4% in the prior year, as the Company expected. The company said it was pleased with the margin improvements despite the reduction in sales. The increase was attributed to the Company's renewed focus on competitive pricing.

Referring to disclosures in the Company's most recently filed Form 10-K, Murdock added, "We are pleased to have settled the litigation with Celestron. We believe that this settlement will enhance the Company's market position and its reputation as the industry's foremost innovator."

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The Company will host a teleconference with investment professionals at 7:30
a.m. PDT (10:30 a.m. EDT) on June 17, 2004. A live Web-cast of the teleconference will be available at www.fulldisclosure.com and at www.meade.com under the "Investor Relations" link, where it will be archived.

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars for the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons(R), Weaver(R) and Redfield(R) brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com

"SAFE-HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS NEWS RELEASE CONTAINS COMMENTS AND FORWARD-LOOKING STATEMENTS BASED ON CURRENT PLANS, EXCEPTIONS, EVENTS, AND FINANCIAL AND INDUSTRY TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE OPERATING RESULTS AND FINANCIAL POSITION EXPECTATIONS, INCLUDING NET SALES AND INCOME FOR FISCAL 2005. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH CANNOT BE PREDICTED OR QUANTIFIED AND WHICH MAY CAUSE FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM THOSE DISCUSSED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT
LIMITATION: ANY SIGNIFICANT DECLINE IN GENERAL ECONOMIC CONDITIONS OR UNCERTAINTIES AFFECTING CONSUMER SPENDING; ANY GENERAL DECLINE IN DEMAND FOR THE COMPANY'S PRODUCTS; THE COMPANY'S INABILITY TO DEVELOP AND BRING TO MARKET NEW AND INNOVATIVE PRODUCTS; ANY LOSS OF, OR FAILURE TO REPLACE, ANY SIGNIFICANT PORTION OF THE SALES MADE TO ANY SIGNIFICANT CUSTOMER OF THE COMPANY; THE INHERENT RISKS ASSOCIATED WITH INTERNATIONAL SALES, AS WELL AS THE OTHER RISKS AND UNCERTAINTIES PREVIOUSLY SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE HISTORICAL RESULTS ACHIEVED ARE NOT NECESSARILY INDICATIVE OF FUTURE PROSPECTS OF THE COMPANY. FOR ADDITIONAL INFORMATION, REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                             (Financial Data Follow)
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
                               MEADE INSTRUMENTS CORP.
                             STATEMENT OF OPERATIONS DATA
                                     (Unaudited)
                        (000s omitted, except per share data)

                                                             Three Months Ended
                                                                  May 31,
                                                      -------------------------------
                                                           2004              2003
                                                      -------------     -------------
Net sales .......................................     $     19,617      $     24,491
Cost of sales ...................................           14,912            18,758
                                                      -------------     -------------
   Gross profit .................................            4,705             5,733
Selling expenses ................................            3,402             3,327
General and administrative expenses .............            2,476             2,669
ESOP expense ....................................              103               169
Research and development expenses ...............              525               534
                                                      -------------     -------------
   Operating loss ...............................           (1,801)             (966)
Interest expense ................................              151               216
                                                      -------------     -------------
Loss before income taxes ........................           (1,952)           (1,182)
Income tax benefit ..............................             (793)             (470)
                                                      -------------     -------------
Net loss ........................................     $     (1,159)     $       (712)
                                                      =============     =============

Per share information:
Net loss-- basic and diluted ....................     $      (0.06)     $      (0.04)
                                                      =============     =============

Weighted average common shares
   outstanding-- basic and diluted ..............           19,232            18,788
                                                      =============     =============


Reconciliation of net loss, excluding ESOP charges, to net loss, including ESOP charges (000s omitted, except per share data):

                                                             Three Months Ended
                                                                  May 31,
                                                      -------------------------------
                                                           2004              2003
                                                      -------------     -------------

Net loss ........................................     $     (1,159)     $       (712)
ESOP expense, net of tax ........................               58                82
                                                      -------------     -------------
Net loss excluding ESOP, net of tax .............     $     (1,101)     $       (630)
                                                      =============     =============


Per share information:
Net loss-- basic and diluted ....................     $      (0.06)     $      (0.04)
ESOP expense, net of tax ........................             0.00              0.01
                                                      -------------     -------------
Net loss excluding ESOP-- basic and diluted .....     $      (0.06)     $      (0.03)
                                                      =============     =============

Management believes net loss, excluding ESOP expense, net of tax is a supplemental financial measure commonly used by management and industry analysts to evaluate the Company's financial performance. The ESOP expense is a non-cash expense related to the allocation of Company stock to participants in its Employee Stock Ownership Plan. The expense related to the ESOP stock allocation is based on the market value of the allocated stock. Excluding the ESOP expense, net of tax, eliminates the volatility introduced into the income statement by the market value expense of the ESOP allocation. Given the possibility for volatility in the future share price of the Company's stock, the Company is unable to provide guidance with respect to future net income (loss) including ESOP charges.

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